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                               EXHIBIT 11.1
       STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE


                        ENERGY SEARCH, INCORPORATED
                 COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                         YEAR ENDED
                                                                      DECEMBER 31, 1997
                                                                      -----------------
BASIC EARNINGS PER SHARE
Net Income                                                                  (367,281)
Shares
  Weighted average shares                                                  2,996,533
  outstanding                                                              3,768,241
Basic earnings per share                                                        (.14)

DILUTED EARNINGS PER SHARE
Net Income                                                                  (367,281)
Shares
  Weighted average shares                                                  2,996,533
  outstanding                                                              3,768,241
Diluted earnings per share                                                      (.14)
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